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                                                                   EXHIBIT 10(S)

                      TRUST AGREEMENT FOR RESTORATION PLAN
                            FOR CERTAIN EMPLOYEES OF
                 TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES

          This agreement made this 19th day of December, 1994, by and between Texas Security Bancshares, Inc. (hereinafter called the "Company") and Central Bank and Trust (hereinafter called the "Trustee");

          WHEREAS, the Company has adopted the nonqualified deferred compensation plan identified as the RESTORATION PLAN FOR CERTAIN EMPLOYEES OF TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES (hereinafter called the "Plan");

          WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

          WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

1.  Establishment of Trust

          (a) The Company hereby deposits with the Trustee in trust $_________, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

          (b) The Trust hereby established shall be irrevocable.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

          (f) Upon a Triggering Event, as defined in Section 12(d) herein, the Company shall, as soon as possible, but in no event longer than 30 days following the Triggering Event make an irrevocable contribution to the trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the
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terms of the Plan (determined, in the case of a participant in the active service of the Company or an Employer in the Plan on the basis of such participant's presumed termination of service as of the date of the Triggering Event) as of the date on which the Triggering Event occurred.

2.  Payments to Plan Participants and Their Beneficiaries

          (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

          (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent

     (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States bankruptcy Code, or
(iii) the Company is determined to be insolvent by applicable federal and/or state regulatory agencies.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.
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                                      -3-

          (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trustee for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

4.   Investment Authority

     In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

5.   Disposition of Income

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

6.   Accounting by Trustee

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and with 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

7.   Responsibility of Trustee

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertake or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.
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                                      -4-

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 7(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

8.   Compensation and Expenses of Trustee

     The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

     (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

10.  Appointment of Successor

     If the Trustee resigns or is removed in accordance with Section 9(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successsor Trustee to evidence the transfer.

11.  Amendment or Termination

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.
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     (b) Except as provided in Section 11(c) below, the Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

     (d) Sections 1(f), 11(a) through 11(d) and 12(d) of this Trust Agreement may not be amended by the Company for two years following a "Triggering Event."

12.  Miscellaneous

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either by law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

     (d) For purposes of this Trust, "Triggering Event" shall mean the occurrence of any one of the following events:

          (1) the termination of the Retirement Plan for Employees of Texas Securities Bancshares, Inc. and Affiliates;

          (2)  the "Sale of TSB"; or

          (3) any other event which the Committee appointed under the Plan, in its sole discretion, shall declare to constitute a Triggering Event.

          For the above purposes, the term "Sale of TSB" shall mean:

          (i) the merger or consolidation of Texas Security Bancshares, Inc. with, or sale of all or substantially all of the assets of Texas Security Bancshares, Inc. to, another corporation or entity, whether in one or a series of related transactions, and as a result of which merger, consolidation or sale less than twenty percent (20%) of the voting stock or other interest in the surviving or acquiring corporation or entity, as the case may be, continues to be owned by shareholders who were shareholders of Texas Security Bancshares, Inc. immediately prior to such merger, consolidation or sale; or

          (ii) the merger or consolidation of Central Bank and Trust with, or sale of all or substantially all of the assets of the Central Bank and Trust to, another corporation or entity, whether in one or a series of related transactions, and as a result of which merger, consolidation or sale less than twenty percent (20%) of the voting stock or other interest in the surviving or acquiring corporation or entity, as the case may be, continues to be owned by shareholders who were shareholders of the Central Bank and Trust immediately prior to such merger, consolidation or sale; or

          (iii) the acquisition, directly or indirectly, by a third party (or group of third parties acting in concert) of more than eighty percent (80%) of the outstanding voting stock of Texas Security Bancshares, Inc., whether in one or a series of related transactions, but excepting any third party (or group of third parties acting in concert) who owns of record and beneficially more than thirty percent (30%) of the outstanding voting stock of Texas Security Bancshares, Inc. as of January 1, 1994; or
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                                      -6-

          (iv) the acquisition, directly or indirectly, by a third party (or group of third parties acting in concert) of more than eighty percent (80%) of the outstanding voting stock of Central Bank and Trust, whether in one or a series of related transactions, but excepting any third party (or group of third parties acting in concert) who owns of record and beneficially more than thirty percent (30%) of the outstanding voting stock of Central Bank and Trust as of January 1, 1994; or

          (v) any combination of any of the foregoing.

     (e) The Trustee shall determine the manner and amount of payments to be made to the participants or their beneficiaries and shall make such payments in accordance with the terms of the Plan. Notwithstanding anything to the contrary contained herein or in the Plan, (i) in the event that the Internal Revenue Service prevails in its claim that amounts contributed to and held in the Trust Fund, and/or earnings thereon, constitute taxable income to the participant or his or her beneficiary for any taxable year of him or her, prior to the taxable year in which such contributions and/or earnings are distributed to him or her, or (ii) in the event that legal counsel satisfactory to the Company, the Trustee and the applicable participant or his beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the assets in the Trust Fund shall be immediately distributed to the participant or his beneficiary. For purposes of this section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Trustee, based upon an opinion of legal counsel satisfactory to the Company, the Trustee and the participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

     IN WITNESS WHEREOF, TEXAS SECURITY BANCSHARES, INC. and CENTRAL BANK AND TRUST, acting by and through their duly authorized officers, have cause this instrument to be executed on the day and year first above written.

(CORPORATE SEAL)

ATTEST:                             TEXAS SECURITY BANCSHARES, INC.



/s/ Karen Larsen Sweeney              By /s/ J. Andy Thompson
- ------------------------                 -----------------------------
          Secretary
                                    Title: Chairman/CEO
                                           ---------------------------

(CORPORATE SEAL)

ATTEST:                             CENTRAL BANK AND TRUST, as Trustee



/s/ Judy K. Brown                     By /s/ Jim Palmer
- ------------------------                 -----------------------------

Title:__________________
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                                      -7-

                                ACKNOWLEDGMENT
                                --------------

STATE OF TEXAS )
                         Re:  TEXAS SECURITY BANCSHARES, INC.
COUNTY OF TARRANT )

     BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Andy Thompson, an officer of Texas Securities Bancshares, Inc., known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Texas Securities Bancshares, Inc., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 1st day of February, 1995


(NOTARY SEAL)

                                         /s/ Linda Fuhrman
                                         ----------------------------------
                                         Notary Public

My commission expires 10-27-95
                      --------


STATE OF TEXAS )
                         Re:  CENTRAL BANK AND TRUST
COUNTY OF TARRANT )

     BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Jim Palmer, an officer of Central Bank and Trust, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Central Bank and Trust, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 7th day of February, 1994.


(NOTARY SEAL)

                                         /s/ Glenda R. Moore
                                         -----------------------------------
                                         Notary Public

My commission expires 10-05-96
                      --------